UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 6, 2024
DZS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
5700 Tennyson Parkway, Suite 400
Plano, TX 75024
(Address of Principal Executive Offices, Including Zip Code)
(469) 327-1531
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 5, 2024, DZS Inc. (the “Company”) notified the hearings panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company did not anticipate filing the Delinquent Reports (as defined below) to regain compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) on August 5, 2024 (the “Deadline”).
On August 6, 2024, the Company received a notice from the Panel stating that it has determined to suspend trading of the Company’s securities on August 8, 2024 and commence delisting procedures because of the Company’s failure to regain compliance with the Listing Rule by the Deadline. Following the suspension of trading in the Company’s securities on The Nasdaq Capital Market, the Company expects that its securities will be traded on the over-the-counter market.
The Company had previously received notices from Nasdaq (i) on August 15, 2023, February 6, 2024 and May 14, 2024 regarding the Company’s failure to file its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023, September 30, 2023 and March 31, 2024, respectively, and (ii) on April 1, 2024 regarding the Company’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2023 (collectively, the “Delinquent Reports”).
The Company presented a plan to regain compliance (the “Compliance Plan”) with its periodic filing obligations under the Listing Rule at an April 11, 2024 hearing before the Panel. As set forth in the Compliance Plan, the Company intended to regain compliance with the Listing Rule by filing with the Securities and Exchange Commission (the “SEC”), on or before the Deadline, each of the Delinquent Reports. On April 23, 2024, the Company received a decision from the Panel granting the Company’s request for continued listing on The Nasdaq Capital Market, subject to the Company demonstrating compliance with the Listing Rule on or before the Deadline, and certain other conditions.
The Company’s previously disclosed effort to complete and file its restated financial statements and the Delinquent Reports remains ongoing. As a result, the Company was unable to file each of the Delinquent Reports by the Deadline. The Company continues to work diligently towards completing the restatements and filing the Delinquent Reports as soon as reasonably practicable.
Item 7.01 Regulation FD Disclosure.
The Company issued a press release on August 6, 2024 disclosing the Company’s receipt of the Nasdaq notification letter. A copy of that press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, are deemed to be “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act, unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2024	DZS Inc.

	By:	/s/ Misty Kawecki
Misty Kawecki
Chief Financial Officer